Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 22, 2022, by and among, Fountainhead Capital Management Limited, a Jersey company (the “Seller”), Ironbound Partners Fund, LLC, a Delaware limited liability company, Moyo Partners, LLC, a New York limited liability company, Dakota Group, Ltd., a New York corporation, and Rise Capital Corp., a New York corporation (each a “Purchaser” and together, the “Purchasers”), and Yacht Finders, Inc., a Delaware corporation (“YFI”).

WHEREAS, there are presently 5,199,000 issued and outstanding shares of YFI common stock, par value $0.0001 per share (“Common Stock”), of which 5,120,000 shares are owned by Seller (the “Seller Shares”); and

WHEREAS, Purchasers and Seller have agreed to the purchase by each Purchaser of a portion of the Seller Shares; and

WHEREAS, Seller desires to sell the Seller Shares to Purchasers who desire to acquire the Seller Shares pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Seller hereby agrees to sell, transfer, convey and deliver unto Purchasers and Purchasers hereby agree to acquire and purchase from the Seller, the Seller Shares in such share amounts set forth on Exhibit A hereto

2. Purchase Price; Withholding.

(a) The aggregate purchase price for the Seller Shares is $352,641 (the “Aggregate Purchase Price”), in cash. The allocation of the Aggregate Purchase Price among Purchasers is set forth on Exhibit A hereto. The portion of the Aggregate Purchase Price paid by a Purchaser is referred to as the “Individual Purchase Price.”

(b) Any person making a payment pursuant to this Agreement shall be entitled to deduct and withhold such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or under any applicable provision of state, local or non-U.S. Law related to Taxes and to obtain any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from Seller or other recipient of any payment hereunder. To the extent amounts are so withheld and timely paid over to the appropriate Tax authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

3. The Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”), remotely by exchange of documents and signatures (or their electronic counterparts) and electronic payment of the Aggregate Purchase Price.

(a) On or prior to the Closing Date, Seller and/or YFI will cause Thomas W. Colligan (“Colligan”), the sole director of YFI, to (i) increase the number of directors of YFI from one to two and (ii) (x) appoint Jonathan Ledecky to fill the vacancy on the YFI board of directors created by this newly created position and (y) appoint Jonathan J. Ledecky as Chief Executive Officer and Chief Financial Officer and appoint Arnold P. Kling as President, Treasurer and Secretary of YFI, with such appointments being effective on the Closing Date.

(b) At the Closing, each respective Purchaser will deliver to Seller:

(i) the Purchaser’s Individual Purchase Price, by wire transfer in accordance with the wire transfer instructions set forth in Exhibit B hereto; and

(ii) a certificate of the Managing Member or such other authorized Person (as defined below) of such Purchaser, certifying that attached thereto are true and complete copies of all resolutions of such Purchaser authorizing the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing to which such Purchaser is a party (collectively, the “Purchaser Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect.

(c) At the Closing, Seller will deliver, or cause to be delivered to the respective Purchaser:

(i) certificates evidencing the Seller Shares acquired by such Purchaser, registered in the name of such Purchaser or duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

(ii) evidence reasonably satisfactory to the Purchasers evidencing the contribution to the capital of YFI for no additional consideration of that certain amended loan and promissory note issued by YFI in favor of the Seller (the “Seller Note”);

(iii) evidence reasonably satisfactory to the Purchasers that there are no further accounts payable owed by YFI as of the Closing;

(iv) a legal opinion from counsel to Seller and YFI, in form and substance satisfactory to Purchasers and its counsel, containing the opinions set forth on Exhibit C hereto;

(v) the resignation of Colligan (a) from all offices of YFI held by Colligan, effective the Closing Date and (b) as a director of YFI, effective 10 days following the mailing to YFI’s stockholders of an Information Statement required by 17 CFR § 240.14f-1 (the “Information Statement” and such 10-day period the “Waiting Period”); and

(vi) a certificate of the Secretary (or other officer) of Seller certifying: (a) that attached thereto are true and complete copies of all resolutions of the board of managers, directors and/or members of Seller authorizing the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Seller Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (b) the names, titles, and signatures of the officers of Seller authorized to sign the Transaction Documents.

(d) At the Closing, YFI will deliver to the respective Purchaser:

(i) a stockholder list generated by its transfer agent as of a date no more than five days prior to the Closing Date (the “Stockholder List”);

(ii) a certificate of the Secretary (or other officer) of YFI certifying: (a) that attached thereto are true and complete copies of all resolutions of the board of directors and the stockholders of Seller authorizing (x) the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “YFI Transaction Documents”) to which YFI is a party and the consummation of the transactions contemplated hereby and thereby, and (y) the actions provided for in Section 3(a), and that such resolutions are in full force and effect; and (b) the names, titles, and signatures of the officers of YFI authorized to sign the YFI Transaction Documents; and

(iii) a good standing certificate from the Secretary of State of the State of Delaware, dated within two business days prior to the Closing Date

(e) At the Closing, Seller will pay the YFI Costs and Expenses provided for in Section 10(c).

4. Representations and Warranties of Seller. Seller makes the following representations, warranties and covenants to each Purchaser, each of which is true and correct as of the date hereof and shall survive the Closing:

(a) Seller has full power and authority to enter into the Seller Transaction Documents and to carry out the transactions contemplated thereby. The Seller Transaction Documents constitute valid and binding obligations of Seller enforceable against Seller in accordance with their respective its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of the Seller Transaction Documents, nor the consummation of the transactions contemplated thereby or compliance with the terms and conditions thereof by Seller will violate or result in a breach of any term or provision of any agreement to which Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, the effect of which would be to impair the performance by Seller of its obligations thereunder or the receipt by the Purchasers of their respective portion of the Seller Shares.

(c) The Seller Shares and the Seller Note are owned beneficially and of record by Seller. The Seller Shares are validly issued and outstanding, fully paid for and non-assessable. The Seller Note (including all amendments thereto) was duly authorized and validly issued with no personal liability attaching to the ownership thereof. Seller is the only Person with a direct or indirect interest in either the Seller Shares or the Seller Note. Neither the Seller Shares nor the Seller Note or any interest therein have been sold, assigned, transferred or hypothecated by Seller, nor has Seller entered into any agreement or arrangement to sell, assign, transfer or hypothecate all or any portion of the Seller Shares or the Seller Note. Seller owns the Seller Shares and the Seller Note free and clear of all liens, charges, encumbrances or claims of others (subject to restrictions imposed by Federal securities laws), and upon delivery of the Seller Shares, Purchasers will acquire good, valid and marketable title to their respective portion of the Seller Shares free and clear of all liens, charges, encumbrances and claims of others (subject to restrictions imposed by Federal securities laws). “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

(d) Seller does not beneficially own any options or warrants or other rights to purchase shares of Common Stock.

(e) Seller is aware of YFI’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Seller Shares.

(f) There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which it is bound relating to the voting of any shares of the capital stock of YFI.

(g) Except as may be required to comply with the terms of this Agreement, no permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required in connection with the execution and delivery by Seller of the Seller Transaction Documents and the consummation of the transactions contemplated thereby.

(h) No representation or warranty by Seller in the Seller Transaction Documents or any certificate or other document furnished or to be furnished to Purchasers by Seller pursuant thereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

5. Representations and Warranties of Purchasers. Each Purchaser makes the following representations, warranties and covenants to Seller, each of which is true and correct as of the date hereof and shall survive the Closing:

(a) The Purchaser has full power and authority to enter into the Purchaser Transaction Documents and to carry out the transactions contemplated thereby. The Purchaser Transaction Documents constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of the Purchaser Transaction Documents, nor the consummation of the transactions contemplated thereby or compliance with the terms and conditions thereof by the Purchaser will violate or result in a breach of any term or provision of any agreement to which the Purchaser is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Purchaser under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, the effect of which would be to impair the performance by the Purchaser of its obligations hereunder.

(c) The Purchaser is acquiring its respective portion of the Seller Shares without a view to the resale thereof, unless same is either registered under the Securities Act of 1933, as amended (the “Securities Act”) or is sold exempt from registration thereunder. The Purchaser represents that it is purchasing its respective portion of the Seller Shares for its own account, with the intention of holding its respective portion of the Seller Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of its respective portion of the Seller Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws.

(d) The Seller Shares delivered to Purchasers shall bear a restrictive legend indicating that they have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Purchaser represents that it has adequate means of providing for its current needs and has no need for liquidity in this investment in its respective portion of the Seller Shares. The Purchaser represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser has no reason to anticipate any material change in its financial condition for the foreseeable future. The Purchaser is financially able to bear the economic risk of this investment, including the ability to hold its respective portion of the Seller Shares or to afford a complete loss of its investment in its respective portion of the Seller Shares. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in its respective portion of the Seller Shares. The Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. The Purchaser has been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about YFI to the extent Seller possess such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, The Purchaser has had the opportunity to conduct its own independent investigation.

(e) Except as may be required to comply with the terms of this Agreement, no permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

(f) No representation or warranty by the Purchaser in the Purchaser Transaction Documents or any certificate or other document furnished or to be furnished to Seller by the Purchaser pursuant thereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

6. Representations and Warranties of YFI. YFI makes the following representations, warranties and covenants to each Purchaser, each of which is true and correct as of the date hereof and shall survive the Closing:

(a) YFI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. YFI has heretofore delivered to Purchasers true and complete copies of its Articles of Incorporation, as amended, and By-laws, each as currently in effect.

(b) YFI has full power and authority to enter into the YFI Transaction Documents and to carry out the transactions contemplated thereby. The YFI Transaction Documents constitute valid and binding obligations of YFI enforceable against YFI in accordance with their respective terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) Neither the execution and delivery of the YFI Transaction Documents, nor the consummation of the transactions contemplated thereby or compliance with the terms and conditions thereof by YFI will violate or result in a breach of any term or provision of any agreement to which YFI is bound or is a party, or YFI’s Certificate of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of YFI under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to YFI or any of its properties or assets, the effect of which would be to impair the performance by YFI of its obligations hereunder or the receipt by Purchasers of their respective portion of the Seller Shares.

(d) The Seller Shares and the Seller Note are owned beneficially and of record by Seller. The Seller Shares are validly issued and outstanding, fully paid for and non-assessable. The Seller Note (including all amendments thereto) was duly authorized and validly issued with no personal liability attaching to the ownership thereof.

(e) The number of shares and type of all authorized, issued and outstanding capital stock of YFI is set forth on Schedule 6(f) attached hereto. All of the issued and outstanding shares of capital stock of YFI have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of YFI have been offered, issued and sold by YFI in compliance with all applicable federal and state securities laws. No securities of YFI are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of YFI, or contracts, commitments, understandings or arrangements by which YFI is or may become bound to issue additional shares of its capital stock, or securities or rights convertible or exchangeable into shares of capital stock of YFI.

(f) There are no outstanding obligations, contingent or otherwise, of YFI to redeem, purchase or otherwise acquire any capital stock or other securities of YFI.

(g) YFI does not have, or have the right to acquire, an ownership interest in any other Person.

(h) There are no stockholder agreements, voting trusts or other agreements or understandings to which YFI is a party or by which it is bound relating to the voting of any shares of the capital stock of YFI.

(i) YFI has no liabilities of any kind, direct, contingent or otherwise other than the Seller Note, which has a principal balance, together with accrued interest (as of December 31, 2021), in the amount of $1,121,624.

(j) The Stockholder List accurately reflects all of the issued and outstanding shares of Common Stock.

(k) During the period from its inception through the Closing Date, YFI has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by YFI (all such documents, as amended or supplemented, are referred to collectively as, the “YFI SEC Documents”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable YFI SEC Document (collectively, the “SOX Certifications”). YFI has made available to Purchaser all SOX Certifications and comment letters received by YFI from the staff of the SEC and all responses to such comment letters by or on behalf of YFI. YFI has identified and made available to Purchaser a copy of all YFI SEC Documents filed within the 10 days preceding the date of this Agreement. YFI has complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of YFI (collectively, the “YFI Financial Statements”) contained in the YFI SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of YFI as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the YFI Financial Statements. As of their respective dates, each YFI SEC Document was prepared in accordance with and complied with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder, and the YFI SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other YFI SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither YFI nor, to YFI’s knowledge, any of its officers has received notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications. The term “Governmental Entity” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

(l) YFI has properly and timely filed all returns declarations, reports, information returns, and other statements related to Taxes (“Tax Returns”), and has paid all Taxes, assessments, interest and penalties due and payable. All such Tax Returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. The provisions made for Taxes on the balance sheets of YFI included in the YFI Financial Statements and the YFI Interim Financial Statements are sufficient in all respects for the payment of all Taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of YFI up to and through the date of such YFI Financial Statements. There are no present, pending, or threatened audit, investigations, assessments or disputes as to Taxes of any nature payable by YFI, nor any Tax liens whether existing or inchoate on any of the assets of YFI, except for current year Taxes not presently due and payable. The Tax Returns of YFI have never been audited. No Internal Revenue Service or foreign, state, county or local Tax audit is currently in progress. YFI has not waived the expiration of the statute of limitations with respect to any Taxes. There are no outstanding requests by YFI for any extension of time within which to file any Tax Return or to pay Taxes shown to be due on any Tax Return. “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(m) YFI does not employ any employees and does not maintain any employee benefit or stock option plans.

(n) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to YFI’s knowledge, threatened against or by YFI. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(o) YFI has complied, and is now complying, with all laws applicable to it or its business, properties, or assets. any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any governmental authority. There are no outstanding orders, writs, judgments, injunctions, decrees, determinations, penalties, or awards entered by or with any governmental authority applicable to YFI.

(p) Since December 31, 2021, there has not been any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to YFI.

(q) Except as may be required to comply with the terms of this Agreement, no permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required in connection with the execution and delivery by YFI of this Agreement and the consummation of the transactions contemplated hereby.

(r) No representation or warranty by YFI in the YFI Transaction Documents or any certificate or other document furnished or to be furnished to Purchaser by YFI pursuant thereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

7. Information Statement; Form 8-K Filings.

(a) As soon as practicable after the Closing Date, YFI shall (i) timely file a Current Report on Form 8-K (“Form 8-K”) with the SEC, which Form 8-K will be prepared by counsel to the Purchasers, disclosing the purchase of the Seller Shares and any other information required in connection therewith and (ii) file and distribute the Information Statement for purposes of notifying YFI’s stockholders of the change of YFI’s board of directors that will result from the transactions contemplated hereby. Purchasers and the Seller shall provide all information reasonably requested by YFI that is within their control and is necessary for inclusion in such Form 8-K and Information Statement.

(b) The Seller agrees that the information supplied by it for the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If any event, circumstance or change relating to the Seller occurs that should be set forth in or described in an amendment to the Information Statement, the Seller shall promptly inform Purchasers and YFI and YFI shall promptly file and distribute such amendment to the Information Statement.

(c) Each Purchaser agrees that the information supplied by it for the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If any event, circumstance or change relating to such Purchaser occurs that should be set forth in or described in an amendment to the Information Statement, the Purchaser shall promptly inform the Seller and YFI and YFI shall promptly file and distribute such amendment to the Information Statement.

(d) The Information Statement and all other documents that YFI is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

8. Interim Operations of YFI. During the period from the date of this Agreement to the end of the Waiting Period, YFI shall and the Seller and Purchasers shall cause YFI to conduct its business only in the ordinary course of business consistent with past practice, except to the extent otherwise necessary to comply with the provisions hereof and with applicable laws and regulations. Additionally, during the period from the date of this Agreement to the end of the Waiting Period, except as required hereby in connection with this Agreement, neither YFI nor the Seller shall permit YFI to do any of the following without the prior consent of all of the Purchasers: (i) amend or otherwise change its Certificate of Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or enter into any agreements or commitments of any character obligating it to issue such securities, other than in connection with the exercise of warrants or stock options outstanding prior to the date of this Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to the Common Stock of YFI, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material contract or agreement or material transaction or make any material capital expenditure other than those relating to the transactions contemplated by this Agreement, (vi) create, incur, assume, maintain or permit to exist any indebtedness except as otherwise incurred in the ordinary course of business, consistent with past practice, (vii) pay, discharge or satisfy claims or liabilities (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice, (viii) cancel any material debts or waive any material claims or rights, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the liabilities or other commitments of any other Person, (xi) grant any increase in the compensation payable or to become payable by YFI to any of its employees, officers or directors or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees, officers or directors, (xii) enter into any employment contract or grant any severance or termination pay or make any such payment with or to any officer, director or employee of YFI, (xiii) alter in any material way the manner of keeping the books, accounts or records of YFI or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable law, (xiv) enter into any indemnification, contribution or similar contract pursuant to which YFI may be required to indemnify any other Person or make contributions to any other Person, (xv) amend or terminate any existing contracts in any manner that would result in any material liability to YFI for or on account of such amendment or termination or (xvi) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by each of the Purchasers.

9. Indemnification by Seller.

(a) Seller shall defend, indemnify and hold harmless each of the Purchasers and YFI and their respective representatives, successors and assigns (each an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all expenses (including legal expenses), losses, claims, damages and liabilities, joint or several, and all actions, claims, proceedings or investigations in respect thereof which are asserted or threatened against an Indemnified Party or which an Indemnified Party may become subject, in each case, prior to the expiration of the eighteen (18) month period after the Closing Date, to the extent that such expenses, losses, claims, damages, liabilities or actions arise out of or are based upon any (i) inaccuracy in or breach of any of the representations or warranties of Seller or YFI contained in the Seller Transaction Documents or YFI Transaction Documents; or (ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller or YFI pursuant to the Seller Transaction Documents or YFI Transaction Documents.

(b) Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to Seller and the other Indemnified Parties. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, Seller, at its sole cost and expense and upon written notice to the Indemnified Parties, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If Seller does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to Seller, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve Seller of its indemnification obligations herein provided with respect to any damages resulting therefrom. Seller shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c) Under any circumstances, the amount of any indemnification under this Agreement shall not exceed, in the aggregate, the Aggregate Purchase Price.

10. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, emailed or sent by overnight delivery service or certified or registered mail, postage prepaid,

If to Seller:	Fountainhead Capital Management Limited
13 Castle Street
St Helier
Jersey JE2 3BT
Channel Islands
Email: peterz@aol.com

With a copy to:	Robert Diener, Esq
141 Ulua Place
Haiku, HI 96978
Email: rob@rdienerlaw.com

If to any Purchaser:	Ironbound Partners Fund LLC
1080 Fifth Avenue
New York, New York 10180
Attn: Jonathan J. Ledecky
Email: jledecky@hockeyny.com

Moyo Partners, LLC
444 East 86th Street #PHF
New York, New York 10028
Attn: Arnold P. Kling
Email: arniekling@gmail.com

Dakota Group, Ltd.
38 East 1st Street #3C
New York, New York 10003
Attn: Stanley F. Buchthal
Email: dakotagroupltd@gmail.com

Rise Capital Corp.
80 Fir Drive
Roslyn, New York 11576
Attn: David Barrocas
Email: dbarrocas@gmail.com

With a copy to:	Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attn: Jeffrey M. Gallant, Esq.
Email: jgallant@graubard.com

If to YFI:	Yacht Finders, Inc.
c/o Ironbound Partners Fund LLC
1080 Fifth Avenue
New York, New York 10180
Attn: Jonathan J. Ledecky
Email: jledecky@hockeyny.com

With a copy to:	Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attn: Jeffrey Gallant, Esq.
Email: jgallant@graubard.com

or such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or emailed or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(b) Amendments; No Waivers.

(i) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by all parties hereto; or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided that Seller shall be responsible for all costs and expenses incurred by YFI to effectuate the consummation of the transactions contemplated hereby, including the cost and expense of printing and mailing the Information Statement. All such costs and expenses incurred by YFI not paid by YFI prior to the Closing (the “YFI Costs and Expenses”) will be paid by Seller at Closing from the Aggregate Purchase Price received from the Purchasers.

(d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that a Purchaser shall have the right to assign this Agreement to an affiliate of the Purchaser and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies under this Agreement.

(h) Entire Agreement. This Agreement and the attached Exhibits and Schedule constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(i) Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

(k) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

(l) Brokers and Finders. Neither Seller nor YFI, nor any of their respective directors, officers or agents on their behalf, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement.

(m) Further Assurances. Each of the parties hereto agree, from time to time, at the reasonable request of the other, to deliver to the other such further instruments or take such other actions as the other may reasonably require to effect the purposes and intent of this Agreement and to effect the terms and provisions contained therein.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

PURCHASERS:	IRONBOUND PARTNERS FUND LLC

	By:	/s/ Jonathan J. Ledecky
	Name:	Jonathan J. Ledecky
	Title:	Managing Member

MOYO PARTNERS, LLC

	By:	/s/ Arnold P. Kling
	Name:	Arnold P. Kling
	Title:	Managing Member

DAKOTA GROUP, LTD

	By:	/s/ Stanley F. Buchthal
	Name:	Stanley F. Buchthal
	Title:	President

RISE CAPITAL CORP.

	By:	/s/ David Barrocas
	Name:	David Barrocas
	Title:	Managing Member

SELLER:	FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED

	By:	/s/ Angela Morris and /s/ Claire Farrow
	Name:	Angela Morris and Claire Farrow
	Title:	Directors

YFI:	YACHT FINDERS, INC.

	By:	/s/ Thomas W. Colligan
	Name:	Thomas W. Colligan
	Title:	Chief Executive Officer

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